EXHIBIT 4.2

FORM OF AMENDED AND RESTATED TRUST AGREEMENT

between

CATERPILLAR FINANCIAL FUNDING CORPORATION

Depositor

and

[Owner Trustee],

Owner Trustee

Dated as of [Date]

Page

ARTICLE I	DEFINITIONS	1

Section 1.01.	Capitalized Terms	1

Section 1.02.	Other Definitional Provisions	4

ARTICLE II	ORGANIZATION	4

Section 2.01.	Name	4

Section 2.02.	Office	4

Section 2.03.	Purpose and Powers	4

Section 2.04.	Appointment of Owner Trustee	5

Section 2.05.	Initial Capital Contribution of Trust Estate	5

Section 2.06.	Declaration of Trust	5

Section 2.07.	Liability of the Certificateholders	6

Section 2.08.	Title to Trust Property	6

Section 2.09.	Situs of Trust	6

Section 2.10.	Representations and Warranties of Depositor	6

Section 2.11.	Amended and Restated Trust Agreement	7

ARTICLE III	CERTIFICATES AND TRANSFER OF INTERESTS	7

Section 3.01.	Initial Ownership	7

Section 3.02.	Form of Certificates	7

Section 3.03.	Authentication of the Certificates	8

Section 3.04.	Registration of Transfer of the Certificates	8

Section 3.05.	Mutilated, Destroyed, Lost or Stolen Certificate	9

Section 3.06.	Persons Deemed Owner	9

Section 3.07.	Access to List of Certificateholder’s Names and Addresses	9

Section 3.08.	Maintenance of Office or Agency	9

Section 3.09.	Appointment of Paying Agents	9

Section 3.10.	Certificates Nonassessable and Fully Paid	10

ARTICLE IV	ACTIONS BY OWNER TRUSTEE	10

Section 4.01.	Prior Notice to Certificateholders with Respect to Certain Matters	10

i

(continued)

Page

Section 4.02.	Action By the Certificateholders with Respect to Certain Matters	11

Section 4.03.	Action By Certificateholders with Respect to Bankruptcy	11

Section 4.04.	Restrictions on Certificateholder’s Power	11

ARTICLE V	APPLICATION OF TRUST FUNDS; CERTAIN DUTIES	11

Section 5.01.	Establishment of Trust Account	11

Section 5.02.	Application of Trust Funds	12

Section 5.03.	Method of Payment	12

Section 5.04.	No Segregation of Monies; No Interest	12

Section 5.05.	Accounting and Report to the Noteholders, the Certificateholders, the Internal Revenue Service and Others	13

ARTICLE VI	AUTHORITY AND DUTIES OF OWNER TRUSTEE	13

Section 6.01.	General Authority	13

Section 6.02.	General Duties	13

Section 6.03.	Action Upon Instructions	13

Section 6.04.	No Duties Except as Specified in This Agreement or in Instructions	14

Section 6.05.	No Action Except under Specified Documents or Instructions	15

Section 6.06.	Restrictions	15

ARTICLE VII	CONCERNING THE OWNER TRUSTEE	15

Section 7.01.	Acceptance of Trusts and Duties	15

Section 7.02.	Furnishing of Documents	16

Section 7.03.	Representations and Warranties	16

Section 7.04.	Reliance; Advice of Counsel	17

Section 7.05.	Not Acting in Individual Capacity	17

Section 7.06.	Owner Trustee Not Liable for the Certificates, Notes or Receivables	17

Section 7.07.	Owner Trustee May Own the Notes	18

ARTICLE VIII	COMPENSATION OF OWNER TRUSTEE	18

Section 8.01.	Owner Trustee’s Fees and Expenses	18

(continued)

Page

Section 8.02.	Indemnification	18

Section 8.03.	Payments to the Owner Trustee	19

ARTICLE IX	TERMINATION OF TRUST AGREEMENT	19

Section 9.01.	Termination of Trust Agreement	19

ARTICLE X	SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES	20

Section 10.01.	Eligibility Requirements for Owner Trustee	20

Section 10.02.	Resignation or Removal of Owner Trustee	20

Section 10.03.	Successor Owner Trustee	21

Section 10.04.	Merger or Consolidation of Owner Trustee	22

Section 10.05.	Appointment of Co-Trustee or Separate Trustee	22

ARTICLE XI	MISCELLANEOUS	23

Section 11.01.	Supplements and Amendments	23

Section 11.02.	No Legal Title to Owner Trust Estate in the Owner	24

Section 11.03.	Limitations on Rights of Others	24

Section 11.04.	Notices	24

Section 11.05.	Severability	25

Section 11.06.	Separate Counterparts	25

Section 11.07.	Successors and Assigns	25

Section 11.08.	No Petition	25

Section 11.09.	No Recourse	25

Section 11.10.	Headings	25

Section 11.11.	GOVERNING LAW	25

Section 11.12.	Certificate Transfer Restrictions	25

Section 11.13.	Depositor Payment Obligation	26

ARTICLE XII	REGULATION AB COMPLIANCE	26

Section 12.01.	Intent of the Parties; Reasonableness.	26

Section 12.02.	Additional Representations and Warranties of the Owner Trustee.	27

(continued)

Page

Section 12.03.	Information to Be Provided by the Owner Trustee.	28

Section 12.04.	Indemnification; Remedies.	28

EXHIBITS
EXHIBIT A – FORM OF CERTIFICATE A-1
EXHIBIT B – CERTIFICATE OF TRUST B-1
EXHIBIT C – CERTIFICATEHOLDER CERTIFICATION C-1

AMENDED AND RESTATED TRUST AGREEMENT dated as of [Date], between CATERPILLAR FINANCIAL FUNDING CORPORATION, a Nevada corporation, as depositor (the “Depositor”), and [OWNER TRUSTEE], as trustee (the “Owner Trustee”).

ARTICLE I

DEFINITIONS

Section 1.01. Capitalized Terms.  For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Administration Agreement” means the Administration Agreement, dated as of [Date], among the Administrator, the Issuing Entity, the Depositor and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

“Administrator” means Caterpillar Financial Services Corporation, a Delaware corporation, or any successor Administrator under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

“Agreement” means this Trust Agreement, as the same may be amended, modified or supplemented from time to time.

“Basic Documents” means the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Depository Agreement, the Notes, the Certificates and the other documents and certificates delivered in connection therewith.

“Benefit Plan Investor” has the meaning specified in Section 11.12.

“Certificate Balance” has the meaning specified in the Sale and Servicing Agreement.

“Certificate Distribution Account” has the meaning specified in Section 5.01.

 “Certificate of Trust” means the Certificate of Trust in the form of Exhibit B which has been filed for the Issuing Entity pursuant to Section 3810(a) of the Statutory Trust Statute.

“Certificate Register” and “Certificate Registrar” means the register mentioned and the registrar appointed pursuant to Section 3.04.

“Certificateholder” means a registered holder of a Certificate.

 “Certificateholder Certification” means a certification with respect to non-foreign status and Benefit Plan Investor status in the form of Exhibit C.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission or any successor entity.

“Corporate Trust Office” means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at [Address of Owner Trustee]; or at such other address as the Owner Trustee may designate by notice to the Certificateholders, the Administrator and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Depositor, the Administrator and the Certificateholders).

“Depositor” means Caterpillar Financial Funding Corporation in its capacity as Depositor, and its successors in such capacity.

“Depository Agreement” means the agreement, dated [Date], among the Issuing Entity, the Indenture Trustee and The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” has the meaning specified in Section 8.02.

“Indemnified Parties” has the meaning specified in Section 8.02.

“Indenture” means the Indenture, dated as of [Date], between the Issuing Entity and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

“Indenture Trustee” means [Indenture Trustee], not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

“Issuing Entity” means Caterpillar Financial Asset Trust 200[_]-[_], a Delaware statutory trust, and its successors created pursuant to the Original Trust Agreement.

“Original Trust Agreement” means the Trust Agreement, dated as of [Date], between Depositor and Owner Trustee.

“Owner Trust Estate” means all right, title and interest of the Issuing Entity in and to the property and rights assigned to the Issuing Entity pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Issuing Entity from time to time, including any rights of the Owner Trustee and the Issuing Entity pursuant to the Sale and Servicing Agreement and the Administration Agreement.

“Owner Trustee” means [Owner Trustee], a national banking association, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.09 and shall initially be [Name].

“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Record Date” means, with respect to any Distribution Date and the Certificates, at the close of business on the last calendar day of the month preceding the month in which such Distribution Date occurs.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement, dated as of [Date], among the Issuing Entity, the Depositor, as depositor, and Caterpillar Financial Services Corporation, as servicer, as the same may be amended, modified or supplemented from time to time.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Transaction Party” means the Issuing Entity, the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee, the Administrator and any other material transaction party in connection with the Notes.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means the Issuing Entity.

“Trustee Information” has the meaning specified in Section 12.04(a)(i)(A).

Section 1.02. Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d) The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”; the term “or” is not exclusive; and the term “proceeds” has the meaning set forth in the UCC.

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II

ORGANIZATION

Section 2.01. Name.  The Trust created by the Original Trust Agreement shall be known as “Caterpillar Financial Asset Trust 20[__]-[_],” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02. Office.  The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Depositor and the Administrator.

Section 2.03. Purpose and Powers.

(a) The purpose of the Trust is to engage in the following activities:

(i) to issue the Class A-1 Notes, Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell $[____] aggregate principal amount of the Class A-1 Notes, $[____] aggregate principal amount of Class A-2 Notes, $[____] aggregate principal amount of the Class A-3 Notes, $[____] aggregate principal amount of the Class A-4 Notes, $[____] aggregate principal amount of Class B Notes to or upon the written order of the Depositor pursuant to Section 2.01 of the Sale and Servicing Agreement and issue the Certificates with an initial Certificate Balance of $[____] to or upon the written order of the Depositor pursuant to Section 2.01 of the Sale and Servicing Agreement;

(ii) with the proceeds from capital contributions from the Depositor to pay the organizational, start-up and transactional expenses of the Trust and to fund the Reserve Account;

(iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement and this Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

Section 2.04. Appointment of Owner Trustee.  The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

Section 2.05. Initial Capital Contribution of Trust Estate.  Pursuant to the Original Trust Agreement, the Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee, as of the date thereof, the sum of $100.  The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date of the Original Trust Agreement, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.06. Declaration of Trust.  The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholder, subject to the obligations of the Trust under the Basic Documents.  It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust.  It is the intention of the parties hereto that, for income and franchise tax purposes, the Trust shall be treated as a “disregarded entity” and, therefore, shall be disregarded as an entity separate from the Certificateholder.  The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a disregarded entity for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust.

Section 2.07. Liability of the Certificateholders.  No Certificateholder shall have any personal liability for any liability or obligation of the Trust.

Section 2.08. Title to Trust Property.  Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in one or more trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be.

Section 2.09. Situs of Trust.  The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York.  The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware.  Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York.  The only office of the Trust will be at the Corporate Trust Office in Delaware.

Section 2.10. Representations and Warranties of Depositor.  The Depositor hereby represents and warrants to the Owner Trustee that:

(a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to so qualify or to obtain such license or approval would render any Receivable unenforceable that would otherwise be enforceable by the Depositor, the Servicer or the Owner Trustee.

(c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor shall have duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

(d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(e) There are no proceedings or investigations pending, or, to the best of Depositor’s knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties which (i) assert the invalidity of this Agreement or any of the Basic Documents, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (iii) seek any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents.

Section 2.11. Amended and Restated Trust Agreement.  This Agreement amends and restates in its entirety the Original Trust Agreement.

ARTICLE III

CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01. Initial Ownership.  Upon the formation of the Trust pursuant to the Original Trust Agreement and thereafter so long as the Depositor remains the “sole Certificateholder,” the Depositor shall be the sole beneficiary of the Trust.  Notwithstanding any other provision of this Agreement, the interest of the Depositor in the Trust (including its interest by virtue of being the holder of the Certificates) shall be transferable only in whole and any successor to the Depositor pursuant to such a transfer shall thenceforth be deemed the Depositor for purposes of this Agreement.  No such transfer shall be effective until such time as written notice thereof signed by both the transferor and transferee and an executed copy of the Certificateholder Certification are delivered to the Owner Trustee.

Section 3.02. Form of Certificates.  The Certificates shall be issued in an original Certificate Balance of $[____] to or upon the order of the Depositor.  The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Trust Officer of the Owner Trustee.  The Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall, when duly authenticated pursuant to Section 3.03, be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificates or did not hold such offices at the date of authentication and delivery of the Certificates.

Section 3.03. Authentication of the Certificates.  Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates in a principal amount equal to the initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its Chairman of the Board, its President, any Vice President, its Treasurer, its Secretary or any Assistant Treasurer, without further corporate action by the Depositor.  No Certificate shall entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on the Certificate a certificate of authentication substantially in the form set forth in Exhibit A executed by the Owner Trustee or the Owner Trustee’s authentication agent, by manual signature; such authentication shall constitute conclusive evidence that the Certificate shall have been duly authenticated and delivered hereunder. Each Certificate shall be dated the date of its authentication.

Section 3.04. Registration of Transfer of the Certificates.  The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the Certificates and of transfers of the Certificates as herein provided.  [Name] shall be the initial Certificate Registrar.

Upon surrender for registration of transfer of the Certificates at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, a new Certificate of a like aggregate principal amount dated the date of authentication by the Owner Trustee or any authenticating agent.  The Owner Trustee shall not register a transfer of any Certificate unless (a) the transferee of the Certificate delivers to the Certificate Registrar and authenticating agent an executed Certificateholder Certification (b) such transfer is of all of the Certificates and (c) the requirements of Section 11.12 are satisfied.

A Certificate presented or surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or its attorney duly authorized in writing, along with a Certificateholder Certification duly executed by the transferee of such Certificate.  A Certificate surrendered for registration of transfer shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

No service charge shall be made for any registration of transfer of the Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificates.

The Certificates have not been and will not be registered under the Securities Act, or any state securities laws and neither the Certificates nor any interest therein may be offered, sold, pledged or otherwise transferred except in accordance with applicable securities laws of any state of the United States and in reliance on the private placement exemption of the Securities Act.  The Owner Trustee may (but shall not be obligated) at any time or times request an Opinion of Counsel as to compliance with this restriction in connection with any transfer of a Certificate.

Section 3.05. Mutilated, Destroyed, Lost or Stolen Certificate.  If  (a) a Certificate is mutilated and shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of a Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Owner Trustee’s authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination.  In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06. Persons Deemed Owner.  Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name a Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

Section 3.07. Access to List of Certificateholder’s Names and Addresses.  The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer or the Depositor in writing, the name and address of the Certificateholders as of the most recent Record Date.  Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold the Depositor, the Servicer or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.08. Maintenance of Office or Agency.  The Owner Trustee shall maintain in the Borough of Manhattan, in the City of New York, an office or offices or agency or agencies where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served.  The Owner Trustee initially designates [Name and address] as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and the Administrator of any change in the location of the Certificate Register or any such office or agency.

Section 3.09. Appointment of Paying Agents.  The Paying Agent shall make distributions to the Certificateholders from the Certificate Distribution Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee.  Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above.  The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect.  The Paying Agent shall initially be [Name], and any co-paying agent chosen by [Name], and acceptable to the Owner Trustee.  [Name] shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Owner Trustee and the Administrator.  In the event that [Name] shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).  The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee.  The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder.  Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.10. Certificates Nonassessable and Fully Paid.  The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Issuing Entity or for any reason whatsoever, and, upon the authentication thereof by the Owner Trustee pursuant to Section 3.03, 3.04 or 3.05, the Certificates are and shall be deemed fully paid.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.01. Prior Notice to Certificateholders with Respect to Certain Matters.  With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that Certificateholders evidencing more than 50% of the Certificate Balance have withheld consent or provided alternative direction:

(a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Receivable) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable);

(b) the election by the Trust to file an amendment to the Certificate of Trust;

(c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

(e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

(f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Trustee or the appointment pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

Section 4.02. Action By the Certificateholders with Respect to Certain Matters.  The Owner Trustee shall not have the power, except upon the direction of Certificateholders evidencing more than 50% of the Certificate Balance, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 8.01 thereof or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture.  The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the holders of Certificates evidencing more than 50% of the Certificate Balance.

Section 4.03. Action By Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of Certificateholders evidencing more than 50% of the Certificate Balance and the delivery to the Owner Trustee by such Certificateholders of a certificate certifying that such Certificateholders reasonably believe that the Trust is insolvent.

Section 4.04. Restrictions on Certificateholder’s Power.  The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01. Establishment of Trust Account.  The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Securities Account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof.  Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders.  If, at any time, the Certificate Distribution Account ceases to be an Eligible Securities Account, the Owner Trustee shall within 10 Business Days following notification of such occurrence (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Securities Account and shall transfer any cash or any investments in the existing Certificate Distribution Account to such new Certificate Distribution Account.

Section 5.02. Application of Trust Funds.

(a) On each Distribution Date, the Owner Trustee will distribute amounts deposited in the Certificate Distribution Account pursuant to Sections 5.04 and 5.05 of the Sale and Servicing Agreement or pursuant to Section 5.04(b) or 5.04(c) of the Indenture on or before such Distribution Date to the Certificateholders.

(b) On each Distribution Date, the Administrator shall send to the Certificateholders the statement provided to the Administrator by the Servicer pursuant to Section 4.09 of the Sale and Servicing Agreement on such Distribution Date.

(c) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to the Certificateholders, such tax shall reduce the amount otherwise distributable to the Certificateholders in accordance with this Section.  The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed or required to be withheld by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to the Certificateholders shall be treated as cash distributed to the Certificateholders at the time it is withheld by the Trust and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a distribution, the Owner Trustee may in its sole discretion withhold such amounts in accordance with this clause (c).  In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with the Certificateholder in making such claim so long as the Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

Section 5.03. Method of Payment.  Subject to Section 9.01(c), distributions required to be made to the Certificateholders on any Distribution Date shall be made to the Certificateholders of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of each such Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date or, if not, by check mailed to the Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

Section 5.04. No Segregation of Monies; No Interest.  Subject to Section 5.01 and 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, this Agreement or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

Section 5.05. Accounting and Report to the Noteholders, the Certificateholders, the Internal Revenue Service and Others.  The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a fiscal year basis ending December 31, (or such other period as may be required by applicable law), with the first year being a short year ending December 31, 20[__], and on the accrual method of accounting, (b) deliver to the Certificateholders, as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable the Certificateholders to prepare their federal and state income tax returns, and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust’s characterization as a disregarded entity for federal income tax purposes and (c) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to distributions from the Trust.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01. General Authority.  The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, or any amendment thereto or other agreement, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof.  In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents.  The Owner Trustee is further authorized from time to time to take such action as the Administrator directs in writing with respect to the Basic Documents.

Section 6.02. General Duties.  It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement.  Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

Section 6.03. Action Upon Instructions.

(a) Subject to Article IV, the Certificateholders evidencing more than 50% of the Certificate Balance may, by written instruction, direct the Owner Trustee in the management of the Trust.  Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

(b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction given by Certificateholders evidencing more than 50% of the Certificate Balance, the Owner Trustee shall not be liable on account of such action to any Person.  If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interest of the Certificateholders, and shall have no liability to any Person for such action or inaction.

(d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person.  If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders and shall have no liability to any Person for such action or inaction.

Section 6.04. No Duties Except as Specified in This Agreement or in Instructions.  The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee.  The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any Basic Document.  The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

Section 6.05. No Action Except under Specified Documents or Instructions.  The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

Section 6.06. Restrictions.  The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust being treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  The Owner Trustee and the Depositor agree that no election to treat the Trust as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes or any relevant state tax purposes shall be made by or on behalf of the Trust.  The Certificateholders shall not take, or direct the Owner Trustee or the Depositor to take action that would violate the provisions of this Section.

ARTICLE VII

CONCERNING THE OWNER TRUSTEE

Section 7.01. Acceptance of Trusts and Duties.  The Owner Trustee hereby accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement.  The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement.  The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

(b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the written instructions of the Administrator or the Certificateholders;

(c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to the Certificateholders, other than as expressly provided for herein and in the Basic Documents;

(f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

(g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any Certificateholder, unless such Certificateholder has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby.  The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

Section 7.02. Furnishing of Documents.  The Owner Trustee shall furnish (a) to the Certificateholders or the Administrator promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to the Indenture Trustee promptly upon written request therefor, copies of the Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement.

Section 7.03. Representations and Warranties.  The Owner Trustee hereby represents and warrants to the Certificateholders that:

(a) It is a banking association duly organized and validly existing in good standing under the federal laws of the United States and satisfies the eligibility criteria set forth in Section 10.01. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

Section 7.04. Reliance; Advice of Counsel.

(a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it.  The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons.

Section 7.05. Not Acting in Individual Capacity.  Except as provided in this Article VII and Article XII, in accepting the trusts hereby created, [Owner Trustee] acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 7.06. Owner Trustee Not Liable for the Certificates, Notes or Receivables.  The recitals contained herein and in the Certificates (other than the signature and counter-signature of the Owner Trustee on the Certificates and its representations and warranties in Section 7.03 and Article XII) shall not be taken as the statements of the Owner Trustee and the Owner Trustee assumes no responsibility for the correctness thereof.  The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates), or the Notes or of any other Basic Document or of any Receivable or related documents.  The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Equipment or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Agreement or the Noteholders under the Indenture, including: the existence, condition and ownership of any Financed Equipment; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

Section 7.07. Owner Trustee May Own the Notes.  The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

ARTICLE VIII

COMPENSATION OF OWNER TRUSTEE

Section 8.01. Owner Trustee’s Fees and Expenses.  The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Owner Trustee’s right to enforce such obligation shall be subject to the provisions of Section 11.08.

Section 8.02. Indemnification.  The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01; provided, however, that the Owner Trustee’s right to enforce such obligation shall be subject to the provisions of Section 11.08.  The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.  In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

Section 8.03. Payments to the Owner Trustee.  Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

Section 9.01. Termination of Trust Agreement.

(a) This Agreement (other than Article VIII and Section 11.08) and the Trust shall terminate and be of no further force or effect, upon the final distribution by the Owner Trustee of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V.  Any money or other property held as part of the Owner Trust Estate following such distribution shall be distributed to the Depositor.  The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust, or (y) entitle the Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

(c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender the Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.01(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified.  The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to the Certificateholders.  Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to the Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02.

In the event that a Certificateholder shall not surrender its Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the Certificateholder to surrender the Certificate for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of the Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement.  Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

(d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01. Eligibility Requirements for Owner Trustee.  The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent which has) a rating of at least “Baa3” by Moody’s and at least “BBB-” by Standard & Poor’s.  If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

Section 10.02. Resignation or Removal of Owner Trustee.  The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Certificateholders and the Administrator; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee.  Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee.  If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Depositor or the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the Administrator may remove the Owner Trustee.  If the Depositor or the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and the Depositor shall pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.  The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

Section 10.03. Successor Owner Trustee.  Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Depositor, the Certificateholders and to its predecessor Owner Trustee, with a copy thereof delivered to the Administrator, an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee.  The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements, monies and other property held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail notice of the appointment of such successor Owner Trustee to the Certificateholders, the Indenture Trustee, the Administrator, the Noteholders and the Rating Agencies.  If the Depositor shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 10.04. Merger or Consolidation of Owner Trustee.  Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder; provided such corporation shall be eligible pursuant to Section 10.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto; anything herein to the contrary notwithstanding; provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies and the Administrator.

Section 10.05. Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Equipment may at the time be located, the Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable.  If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee.  Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Depositor, the Certificateholders and the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Supplements and Amendments.  This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the Certificateholders or the federal tax characteristics of the Notes.

This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the holders of Notes evidencing not less than a majority of the Outstanding Principal Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Principal Amount of the Notes or the Certificates required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee, the Administrator and each of the Rating Agencies.

It shall not be necessary for the consent of the Noteholders, the Certificateholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

No amendment to this Agreement shall affect the rights or duties of the Administrator without the written consent of the Administrator.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or any other Basic Document, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the other Basic Documents. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 11.02. No Legal Title to Owner Trust Estate in the Owner.  No Certificateholder shall have legal title to any part of the Owner Trust Estate.  The Certificateholders shall be entitled to receive distributions with respect to their ownership interest therein only in accordance with Articles V and IX.  No transfer, by operation of law or otherwise, of any right, title, and interest of a Certificateholder to and in its ownership interest in the Trust shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 11.03. Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 11.04. Notices.  (a)  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient, if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Caterpillar Financial Funding Corporation, 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119; if to the Administrator, 2120 West End Avenue, Nashville, Tennessee 37203-0001 or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b) Any notice required or permitted to be given to the Certificateholders shall be given by first-class mail, postage prepaid, at the address of such Certificateholders as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not a Certificateholder receives such notice.

Section 11.05. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.06. Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.07. Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and the Certificateholders and their successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by the Certificateholders shall bind the successors and assigns of the Certificateholders.

Section 11.08. No Petition.  Notwithstanding any prior termination of this Agreement, the Owner Trustee, each Certificateholder (to the extent it is not the Depositor), by accepting the Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not, prior to the date which is one year and one day after the termination of the Issuing Entity, institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Section 11.09. No Recourse.  Each Certificateholder by accepting a Certificate acknowledges that the Certificate represents a beneficial interest in the Trust only and does not represent an interest in or obligation of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Basic Documents.

Section 11.10. Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.11. GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.12. Certificate Transfer Restrictions.

(a) No Certificate may be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), that is subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, or (iii) any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in the entity and the application of U.S. Department of Labor (the “DOL”) Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”) (excluding any investment company that is registered under the Investment Company Act of 1940, as amended) (each, a “Benefit Plan Investor”), except as provided in the following sentence.  By accepting and holding a Certificate, each Certificateholder shall be deemed to have represented, warranted and covenanted that (A) it is not a Benefit Plan Investor, and that no assets of any Benefit Plan Investor were used to acquire the Certificate, or (B) it is an insurance company acting on behalf of its general account, and (i) on the date it acquires the Certificate, less than 25% of the assets of such general account constitute Plan Assets and (ii) if at any time during any calendar quarter after the initial acquisition of the Certificate, 25% or more of the assets of such general account constitute “plan assets” (as defined in the Plan Asset Regulation) and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificate under Section 401(c) of ERISA and final regulations thereunder or an exemption or regulation issued by the DOL under ERISA, then such insurance company will dispose of the Certificates then held in its general account by the end of the next following calendar quarter, and shall deliver to the Owner Trustee at the time of acquisition of the Certificates a duly executed Certificateholder Certification in the form set forth in Exhibit C.

(b) No Certificate may be acquired or held by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Code.  By accepting and holding a Certificate, each Certificateholder shall be deemed to have represented and warranted under penalties of perjury that it (or, if it is acting as a nominee, the beneficial owner) is and, so long as it may be a Certificateholder, will remain a U.S. person and shall deliver to the Owner Trustee, at the time of acquisition of the Certificate and thereafter from time to time upon request, a duly executed Certificateholder Certification in the form set forth in Exhibit C.

(c) The Depositor shall be the initial holder of the Certificates and shall not transfer any Certificates to any entity that is not an Affiliate of the Depositor for so long as any Notes issued pursuant to the Indenture are outstanding.

Section 11.13. Depositor Payment Obligation.  The Depositor shall be responsible for payment of the Administrator’s fees under the Administration Agreement (to the extent not paid pursuant to Section 5.04 of the Sale and Servicing Agreement) and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

ARTICLE XII

REGULATION AB COMPLIANCE

Section 12.01. Intent of the Parties; Reasonableness.  The Depositor and the Owner Trustee acknowledge and agree that the purpose of this Article XII is to facilitate compliance by the Issuing Entity and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Issuing Entity nor the Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act.  The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  The Owner Trustee shall cooperate fully with the Issuing Entity and the Depositor to deliver to the Issuing Entity and the Depositor any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuing Entity or the Depositor to permit the Issuing Entity or the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Owner Trustee and the Notes reasonably believed by the Issuing Entity or the Depositor to be necessary in order to effect such compliance.

Section 12.02. Additional Representations and Warranties of the Owner Trustee.

(a) The Owner Trustee shall be deemed to represent and warrant to the Issuing Entity and to the Depositor, as of the date hereof and as of the date on which information is first provided to the Issuing Entity or the Depositor under Section 12.03, that, except as disclosed in writing to the Issuing Entity or such Depositor prior to such date:  (i) it is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Owner Trustee; (ii) it has not been terminated as trustee in a securitization of lease or installment contract receivables; (iii) there are no aspects of its financial condition that could have a material adverse effect on the performance by it of its trustee obligations under this Agreement; (iv) there are no legal or governmental proceedings pending (or known to be contemplated) against it that would have a material adverse impact on its ability to act as Owner Trustee hereunder; and (v) there are no affiliations, relationships or transactions relating to the Owner Trustee with respect to any Transaction Party required to be disclosed under Item 1119 of Regulation AB.

(b) If so requested by the Issuing Entity or the Depositor following the date hereof, the Owner Trustee shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request or such confirmation, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(c) The Owner Trustee hereby represents and warrants to the Issuing Entity and to the Depositor that the information set forth under the caption “Formation of the Issuing Entity – The Owner Trustee” in the Preliminary Prospectus Supplement dated [date] and the final Prospectus Supplement dated [date] relating to the Notes (i) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) includes all information required to be included therein with respect to the Owner Trustee under Regulation AB.

Section 12.03. Information to Be Provided by the Owner Trustee.

(a) For the purpose of satisfying the reporting obligations of the Issuing Entity under the Exchange Act with respect to the Notes, the Owner Trustee shall (i) notify the Issuing Entity and the Depositor in writing of (A) any material litigation or governmental proceedings pending against the Owner Trustee, (B) any affiliations or relationships that develop following the date hereof between the Owner Trustee and any Transaction Party that are required to be disclosed under Item 1119 of Regulation AB, and (C) any change in control or sale of substantially all the assets of the Owner Trustee, and (ii) provide to the Issuing Entity and the Depositor a written description of such litigation proceedings, affiliations, relationships or corporate changes.

(b) In addition to such information as the Owner Trustee is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Issuing Entity or the Depositor, the Owner Trustee shall provide such information reasonably available to the Owner Trustee regarding the performance or servicing of the Receivables as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

Section 12.04. Indemnification; Remedies.

(a) The Owner Trustee shall indemnify the Issuing Entity, each affiliate of the Issuing Entity, the Depositor, the Servicer and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the Notes, each broker dealer acting as underwriter, placement agent or initial purchaser or each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification or other material provided under this Article XII by or on behalf of the Owner Trustee (collectively, the “Trustee Information”), or (B) the omission or alleged omission to state in the Trustee Information a material fact required to be stated in the Trustee Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Trustee Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Trustee Information or any portion thereof is presented together with or separately from such other information;

(ii) any failure by the Owner Trustee to deliver any information, report, certification or other material when and as required under this Article XII; or

(iii) any breach by the Owner Trustee of a representation or warranty set forth in Section 12.02(a) or in a writing furnished pursuant to Section 12.02(b).

(b) In the case of any failure of performance described in clause (a)(ii) of this Section, the Owner Trustee shall promptly reimburse the Issuing Entity, the Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the Notes for all costs reasonably incurred by each such party in order to obtain the information, report, certification or other material not delivered as required by the Owner Trustee.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the date first above written.

[OWNER TRUSTEE],

not in its individual capacity but solely as
Owner Trustee,

By:
Name:

Title:

CATERPILLAR FINANCIAL FUNDING
CORPORATION, as Depositor,

By:
Name:
Title:

Amended and Restated Trust Agreement

EXHIBIT A

FORM OF CERTIFICATE

NUMBER	$[___________]
R-1

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS ONLY TRANSFERABLE IN WHOLE
AND IS SUBJECT TO RESTRICTIONS ON TRANSFER
SET FORTH IN THE TRUST AGREEMENT

THIS CERTIFICATE HAS NOT BEEN REGISTERED AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR DELIVERED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT.

THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE CODE) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH PLAN’S INVESTMENT IN THE ENTITY AND THE APPLICATION OF U.S. DEPARTMENT OF LABOR (THE “DOL”) REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATION”) (EXCLUDING ANY INVESTMENT COMPANY THAT IS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) (EACH, A “BENEFIT PLAN INVESTOR”), EXCEPT AS PROVIDED IN THE FOLLOWING SENTENCE.  BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER THEREOF SHALL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND COVENANTED THAT (A) IT IS NOT A BENEFIT PLAN INVESTOR, AND THAT NO ASSETS OF ANY BENEFIT PLAN INVESTOR WERE USED TO ACQUIRE THIS CERTIFICATE, OR (B) IT IS AN INSURANCE COMPANY ACTING ON BEHALF OF ITS GENERAL ACCOUNT, AND (i) ON THE DATE IT ACQUIRES THIS CERTIFICATE, LESS THAN 25% OF THE ASSETS OF SUCH GENERAL ACCOUNT CONSTITUTE PLAN ASSETS AND (ii) IF AT ANY TIME DURING ANY CALENDAR QUARTER AFTER THE INITIAL ACQUISITION OF THIS CERTIFICATE, 25% OR MORE OF THE ASSETS OF SUCH GENERAL ACCOUNT CONSTITUTE “PLAN ASSETS” (AS DEFINED IN THE PLAN ASSET REGULATION) AND NO EXEMPTION OR EXCEPTION FROM THE PROHIBITED TRANSACTION RULES APPLIES TO THE CONTINUED HOLDING OF THIS CERTIFICATE UNDER SECTION 401(c) OF ERISA AND FINAL REGULATIONS THEREUNDER OR AN EXEMPTION OR REGULATION ISSUED BY THE DOL UNDER ERISA, THEN SUCH INSURANCE COMPANY WILL DISPOSE OF THIS CERTIFICATE BY THE END OF THE NEXT FOLLOWING CALENDAR QUARTER, AND SHALL DELIVER TO THE OWNER TRUSTEE AT THE TIME OF ACQUISITION OF THIS CERTIFICATE A DULY EXECUTED CERTIFICATEHOLDER CERTIFICATION IN THE FORM SET FORTH IN EXHIBIT C TO THE TRUST AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE MAY NOT BE ACQUIRED OR HELD BY OR FOR THE ACCOUNT OF AN INDIVIDUAL OR ENTITY THAT IS NOT A U.S. PERSON AS DEFINED IN SECTION 7701(a)(30) OF THE CODE.  BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT (OR, IF IT IS ACTING AS A NOMINEE, THE BENEFICIAL OWNER) IS AND, AS LONG AS IT MAY BE A HOLDER (OR BENEFICIAL OWNER), WILL REMAIN A U.S. PERSON AND SHALL DELIVER TO THE OWNER TRUSTEE, AT THE TIME OF ACQUISITION OF THIS CERTIFICATE AND THEREAFTER FROM TIME TO TIME UPON REQUEST, A DULY EXECUTED CERTIFICATION IN THE FORM SET FORTH IN EXHIBIT C TO THE TRUST AGREEMENT.

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANY ENTITY OTHER THAN THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR FOR SO LONG AS THE NOTES ARE OUTSTANDING.

THE CERTIFICATE BALANCE OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH IN THE TRUST AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CATERPILLAR FINANCIAL ASSET TRUST 20[__]-[_]

ASSET BACKED CERTIFICATE

evidencing an undivided beneficial interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts and finance leases secured by new and used machinery and certain monies due or received thereunder and sold to the Trust (as defined below) by Caterpillar Financial Funding Corporation.

(This Certificate does not represent an interest in or obligation of Caterpillar Financial Funding Corporation, Caterpillar Financial Services Corporation, Caterpillar Inc. or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT ______________________________________ is the registered holder of ______________________________________ DOLLARS ($___________) nonassessable, fully-paid, undivided beneficial interest in Caterpillar Financial Asset Trust 20[__]-[_] (the “Trust”) formed by Caterpillar Financial Funding Corporation, a Nevada corporation (the “Depositor”).

The Trust was created in connection with an Amended and Restated Trust Agreement, dated as of [Date] (the “Trust Agreement”), between the Depositor and [Owner Trustee], as trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement, dated as of [Date] (the “Sale and Servicing Agreement”), among the Trust, the Depositor and Caterpillar Financial Services Corporation, as servicer (the “Servicer”), as applicable.

This Certificate is the duly authorized Certificate designated as the “Asset Backed Certificate” (herein called the “Certificate”).  Also issued under the Indenture, dated as of [Date], between the Trust and U.S. Bank National Association, as trustee (the “Indenture Trustee”), are Notes designated as “Class A-1 [__]% Asset Backed Notes” (the “Class A-1 Notes”), “Class A-2 [__]% Asset Backed Notes” (the “Class A-2 Notes”), “Class A-3 [__]% Asset Backed Notes” (the “Class A-3 Notes”), “Class A-4 [__]% Asset Backed Notes” (the “Class A-4 Notes”) and “Class B [__]% Asset Backed Notes” (the “Class B Notes”; together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the “Notes”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.  The property of the Trust includes a pool of retail installment sale contracts and finance leases secured by new and used equipment (the “Receivables”), all monies received on or after [Date] from payments on the Receivables, security interests in the equipment financed thereby and certain other cross-collateralized equipment, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title, and interest of the Depositor in and to the Purchase Agreement dated as of [Date] between Caterpillar Financial Services Corporation and the Depositor and all proceeds of the foregoing.  The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

Under the Trust Agreement, there will be distributed on the 25th day of each month or, if such day is not a Business Day, the next Business Day (the “Distribution Date”), commencing on [Date] to the Person in whose name this Certificate is registered at the close of business on the last calendar day of the month preceding the month in which such Distribution Date occurs (the “Record Date”) the amount to be distributed to the Certificateholder on such Distribution Date.

Notwithstanding any prior termination of the Trust Agreement, the Certificateholder (to the extent it is not the Depositor), by its acceptance of this Certificate, covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Trust, institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon.  Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.

This Certificate does not represent an obligation of, or an interest in, the Depositor, the Servicer, Caterpillar Inc., Caterpillar Financial Services Corporation, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents.  In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement and the Trust Agreement.  A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by the Certificateholder upon written request.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Owner Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the holders of the Notes evidencing a majority of the outstanding Notes.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing and a duly executed Certificateholder Certification of the transferee thereof, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate beneficial interest in the Trust will be issued to the designated transferee.  No service charge will be made for any such registration of transfer, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.  The initial Certificate Registrar appointed under the Trust Agreement is [Name], New York, New York.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholder of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only on any Distribution Date on which the Note Value is 10% or less of the Initial Note Value .

This Certificate may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, or (iii) any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in the entity and the application of U.S. Department of Labor (the “DOL”) Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”) (excluding any investment company that is registered under the Investment Company Act of 1940, as amended) (each, a “Benefit Plan Investor”), except as provided in the following sentence.  By accepting and holding this Certificate, the holder thereof shall be deemed to have represented, warranted and covenanted that (A) it is not a Benefit Plan Investor, and that no assets of any Benefit Plan Investor were used to acquire this Certificate, or (B) it is an insurance company acting on behalf of its general account, and (i) on the date it acquires this Certificate, less than 25% of the assets of such general account constitute Plan Assets and (ii) if at any time during any calendar quarter after the initial acquisition of this Certificate, 25% or more of the assets of such general account constitute “plan assets” (as defined in the Plan Asset Regulation) and no exemption or exception from the prohibited transaction rules applies to the continued holding of this Certificate under Section 401(c) of ERISA and final regulations thereunder or an exemption or regulation issued by the DOL under ERISA, then such insurance company will dispose of this Certificate by the end of the next following calendar quarter, and shall deliver to the Owner Trustee at the time of acquisition of this Certificate a duly executed Certificateholder Certification in the form set forth in Exhibit C to the Trust Agreement.

This Certificate may not be acquired or held by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Code.  By accepting and holding this Certificate, the holder shall be deemed to have represented and warranted under penalties of perjury that it (or, if it is acting as a nominee, the beneficial owner) is and, as long as it may be a Certificateholder (or beneficial owner), will remain a U.S. person and shall deliver to the Owner Trustee, at the time of acquisition of this Certificate and thereafter from time to time upon request, a duly executed Certificateholder Certification in the form set forth in Exhibit C to the Trust Agreement.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

CATERPILLAR FINANCIAL ASSET TRUST 20[__]-[_],

By: [Owner Trustee], as Owner Trustee

Dated: __________	By: ____________________
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Trust Agreement.

[Owner Trustee], as Owner Trustee	or	[Owner Trustee], as Owner Trustee
By: [NAME], as Authenticating Agent
By: ____________________ Authorized Signatory		By: ____________________ Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

____________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

____________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________ attorney to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:	________________________________________*
Signature Guaranteed:

_________________________________________*

____________________

*      NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever.

EXHIBIT B

CERTIFICATE OF TRUST OF
CATERPILLAR FINANCIAL ASSET TRUST 20[__]-[_]

THIS Certificate of Trust of Caterpillar Financial Asset Trust 20[__]-[_] (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

Name.  The name of the statutory trust formed by this Certificate of Trust is Caterpillar Financial Asset Trust 20[__]-[_].

Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are [Name, Address, Attention: _____].

Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

[Owner Trustee], not in its individual capacity but solely as Trustee

By:_________________________________

Name:

Title:

 B-1

EXHIBIT C

CERTIFICATEHOLDER CERTIFICATION

This Certificateholder Certification (“Certification”) is delivered pursuant to Section 11.12(b) of Caterpillar Financial Asset Trust 20[__]-[_] Amended and Restated Trust Agreement, dated as of [Date] (the “Trust Agreement”), between Caterpillar Financial Funding Corporation and [Owner Trustee], as Owner Trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the “Beneficial Owner”), or nominee on behalf of the Beneficial Owner, of the Caterpillar Financial Asset Trust 20[__]-[_] Asset Backed Certificate (the “Certificate”).  Capitalized terms used but not defined in this Certification have the respective meanings given them in the Trust Agreement.

The holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III of Section A.

Section A.  To confirm to the Trust that the provisions of the Internal Revenue Code (relating to withholding tax) do not apply in respect of the Certificate held by the undersigned, the undersigned hereby certifies:

Part I - Complete Either A or B

A.           Individual as Beneficial Owner

1.	I am (The Beneficial Owner is) not a non-resident alien for purposes of U.S. income taxation;

2.	My (The Beneficial Owner’s) name and home address are

_____________________________________________

_____________________________________________

_____________________________________________; and

3.	My (The Beneficial Owner’s) U.S. taxpayer identification number (Social Security Number) is ______________________.

B.           Corporate, Partnership or other Entity as Beneficial Owner

1.
________________________________ (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury regulations);

2.	The Beneficial Owner’s office address and place of incorporation (if applicable) is _________________________________________

_________________________________________; and

3.	The Beneficial Owner’s U.S. employer identification number (Social Security Number) is _______________.

Part II - Nominees

If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this Certification has been made in reliance upon information contained in:

_________ an IRS Form W-9

_________ a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certification of Non-Foreign Status to the Trust promptly after such change.

Part III - Declaration

The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within sixty (60) days of the date that the Beneficial Owner becomes a foreign person.  The undersigned understands that this Certification may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

Under penalty of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have the authority* to sign this document

________________________________________________________________
Name

________________________________________________________________
Title (if applicable)

________________________________________________________________
Signature and Date

*NOTE:	If signed pursuant to a power of attorney, the power of attorney must accompany this Certification.

THE CERTIFICATION CONTAINED IN THIS SECTION A WILL BECOME OBSOLETE AT THE END OF THE THIRD YEAR AFTER THE TAXABLE YEAR OF THE TRUST DURING WHICH THIS CERTIFICATION IS DELIVERED TO THE TRUST.

Section B.  The undersigned hereby certifies that (check one):

1.  ☐    no assets of any Benefit Plan Investor were used to acquire the Certificate.

OR

2.  ☐ I am an insurance company, acting on behalf of my general account, and

a.           on the date I acquired the Certificate, less than 25% of the assets of my general account constituted Plan Assets, and

b.           if, at any time during any calendar quarter after the initial acquisition of the Certificate, 25% or more of the assets of such general account constitute “plan assets” (as defined in the Plan Asset Regulation) and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificate under Section 401(c) of ERISA and final regulations thereunder or an exemption or regulation issued by the DOL under ERISA, then I will dispose of the Certificate then held in my general account by the end of the next following calendar quarter and shall deliver to the Owner Trustee at the time of acquisition of the Certificate a duly executed Certificateholder Certification in the form set forth in this exhibit.

I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have the authority* to sign this document.

________________________________________________________________
Name

________________________________________________________________
Title (if applicable)

________________________________________________________________
Signature and Date

*NOTE:	If signed pursuant to a power of attorney, the power of attorney must accompany this Certification.